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                                                                     EXHIBIT 4.6

                         SYNCHRONOSS TECHNOLOGIES, INC.
                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

          This Amendment No. 1 to the Registration Rights Agreement ("AMENDMENT") is agreed to as of May 21, 2001, by and between Synchronoss Technologies Inc., a Delaware corporation (the "COMPANY"), the undersigned holders (the "STOCKHOLDERS") of the Company's Series A Preferred Stock, $0.0001 par value per share, and Silicon Valley Bank (the "BANK"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement dated as of November 13, 2000 (the "REGISTRATION RIGHTS AGREEMENT") between the Company and the Investors (as defined therein) listed on the signature pages thereto.

          Whereas, the Stockholders are "INVESTORS" as such term is defined in the Registration Rights Agreement;

          Whereas, the Board of Directors and stockholders of the Company have approved a transaction (the "LOAN AGREEMENT") between the Company and the Bank, which provides for the borrowing of up to $3,500,000 from the Bank;

          Whereas, in connection with the Loan Agreement, the Company intends to issue a Warrant to Purchase Stock (the "WARRANT") to the Bank which will entitle the Bank to purchase up to 60,345 shares of the Company's Series A Preferred Stock at an exercise price of $2.90 per share;

          Whereas, the Stockholders and the Company now wish to amend certain Sections of the Registration Rights Agreement to, among other things, include the Bank as a party to such agreement to the limited extent set forth herein;

          Whereas, the Bank desires to become a party to the Registration Rights Agreement for the purposes and to the extent provided herein;

          Whereas, pursuant to Section 2.3 of the Registration Rights Agreement, the Registration Rights Agreement may only be amended upon the written consent of the Company and the holders of at least a majority of Registrable Securities presently outstanding; and

          Whereas, pursuant to Section 1.9 of the Registration Rights Agreement, the Company shall not grant registration rights to any prospective holder of Registrable Securities without the written consent of the holders of at least a majority of the Registrable Securities presently outstanding.

          Now, therefore, the Stockholders, representing a sufficient percentage of the Registrable Securities to approve this Amendment and consent to the grant of certain registration rights to the Bank; the Company, in accordance with
Section 2.3 of the Registration Rights Agreement; and the Bank hereby agree as follows:

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          1. Schedule A to the Registration Rights Agreement shall be amended in part to include Silicon Valley Bank, Attn: Treasury Department, 3003 Tasman Drive, HG 110, Santa Clara, CA 95054.

          2. The Bank will be treated as an "Investor" with respect to rights granted to an "Investor" pursuant to the Registration Rights Agreement, including, but not limited to, the registration rights under Sections 1.2,
     1.3 and 1.4 of the Registration Rights Agreement; provided, however, that the Bank shall not be entitled to initiate a requested registration pursuant to Section 1.2 of the Registration Rights Agreement.

          3. The Stockholders, in accordance with Section 1.9 of the Registration Rights Agreement, hereby consent to the Company granting certain registration rights to the Bank pursuant to the Registration Rights Agreement and this Amendment.

          4. The Bank hereby adopts the Registration Rights Agreement and agrees to become a party thereto and subject to the terms and conditions thereof as if it were an original party thereto; provided, however, that the Bank understands and acknowledges that it shall not be entitled to the rights granted to Investors pursuant to Section 1.2 of the Registration Rights Agreement.

          5. To the extent not addressed by this Amendment, all other provisions of the Registration Rights Agreement shall remain unaffected and in full force and effect without change.

          6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

          8. This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

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                                        2

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          In Witness Whereof, each of the parties has executed this Amendment as of the day and year first above written.

                                        SYNCHRONOSS TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SILICON VALLEY BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        STOCKHOLDERS:


Date: May __, 2001
                                        ----------------------------------------
                                        Print Exact Name of Stockholder
                                        (as it appears on the stockholder's
                                        certificate(s))


                                        ----------------------------------------
                                        Signature of Stockholder
                                        (or authorized person on behalf of
                                        Stockholder)

                                        ----------------------------------------
                                        Title of Signatory (if applicable)

                                        Principal Residence/Place of Business:

                                        ----------------------------------------

                                        ----------------------------------------